Exhibit 11.1

                    UNITED WASTE SYSTEMS, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                               Year Ended
                                           December 31, 1996

Primary:
Net Income                           $                 35,029,512

Historical weighted average
  common shares outstanding                            37,302,510
Dilution of common stock options
  and warrants (1)                                      2,641,205
Weighted average commmon shares
  outstanding                                          39,943,715

Earnings per common share            $                        .88

Fully Diluted:
Net Income                           $                 35,029,512
Interest on convertible
  debt                                                  2,250,000
Earnings available to
  stockholders                       $                 37,279,512

Historical weighted average
  common shares outstanding                            37,302,510
Dilution of common stock options
  and warrants (1)                                      3,047,212
Assumed conversion of convertible
  debt                                                  2,564,103
Weighted average commmon shares
  outstanding                                          42,913,825

Earnings per common share            $                        .87


                        UNITED WASTE SYSTEMS, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                               Year Ended
                                           December 31, 1995

Primary:
Net Income available to common stock holders $         26,457,583

Historical weighted average
  common shares outstanding                            31,369,349
Dilution of common stock options
  and warrants (1)                                      2,600,902
Assumed conversion of convertible
  preferred stock                                         723,250
Weighted average commmon shares
  outstanding                                          34,693,501

Earnings per common share            $                        .77

Fully Diluted:
Net Income                           $                 26,830,084

Historical weighted average
  common shares outstanding                            31,369,349
Dilution of common stock options
  and warrants (1)                                      2,806,202
Assumed conversion of convertible
  preferred stock                                         723,250
Weighted average commmon shares
  outstanding                                          34,898,801

Earnings per common share            $                        .77


                        UNITED WASTE SYSTEMS, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                               Year Ended
                                           December 31, 1994

Primary:
Net Income                           $                18,944,926
  Dividends on preferred stock                        (1,275,180)
  Earnings available to
    stockholders                     $                17,669,746

Historical weighted average
  common shares outstanding                           24,229,869
Dilution of common stock options
  and warrants (1)                                     1,846,552
Weighted average commmon shares
  outstanding                                         26,076,421

Earnings per common share            $                       .68

Fully Diluted:
Net Income                           $                18,944,926


Historical weighted average
  common shares outstanding                           24,229,869
Dilution of common stock options
  and warrants (1)                                    12,441,830
Assume conversion of convertible
  preferred stock                                      2,481,990
Weighted average commmon shares
  outstanding                                         29,153,689

Earnings per common share            $                       .65

__________
(1)  Based upon the treasury stock approach